Exhibit 10.6

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (hereinafter referred to as the “Agreement”), is entered into as of this 1st day of April, 2009 (the “Closing Date”), by and among A-PLUS INTERNATIONAL, LTD., a Nevada limited liabilty company (“A-Plus”), UP-Tech Technology Co., Ltd, a company organized under the laws of the Republic of China (“UP-Tech”) and all of the equity holders of UP-Tech set forth on the signature page hereof (the “UP-Tech Shareholders”) collectively referred to as the “Parties” and individually as a “Party.”)

W I T N E S S E T H

WHEREAS, the Parties desire that A-PLUS acquire all of the issued and outstanding capitalization of UP-Tech from the UP-Tech Shareholders in exchange for an aggregate of approximately 31.25% of the total outstanding shares of A-PLUS on a fully-diluted basis and UP-Tech will be a wholly-owned subsidiary of A-Plus.

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
PLAN OF EXCHANGE

1.1        The Exchange.  Upon Closing (defined below), all of the UP-Tech Shares issued and outstanding immediately prior to the Closing Date shall be exchanged for the Exchange Shares. From and after the Closing Date, the UP-Tech Shareholders shall no longer own any stock ownership interest in UP-Tech, and the former Xodtec Shares shall represent the Exchange Shares issuable in exchange therefor pursuant to this Agreement.

1.2        Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur as of the date hereof.

1.3        Closing Events.  Upon Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, membership certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered hereunder together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.  The Closing may take place through the exchange of documents by fax, email and/or express courier.  Upon Closing, the Exchange Shares shall be issued to the UP-Tech Shareholders as set forth in Schedule B attached hereto.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF A-PLUS

As an inducement to, and to obtain the reliance of Xodtec, A-PLUS represents and warrants as follows:

2.1        Organization.  A-PLUS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  A-PLUS has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of A-PLUS’s Articles of Incorporation or By-Laws. A-PLUS has taken all action required by law, its Articles of Incorporation, its By-Laws, or otherwise to authorize the execution and delivery of this Agreement, and A-PLUS has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, By-Laws, or otherwise to consummate the transactions herein contemplated.

2.2        Approval of Agreement.  Board of Directors of A-PLUS have authorized the execution and delivery of this Agreement by A-PLUS and has approved the transactions contemplated hereby.

2.3        Absence of Certain Changes or Events.  Except as described herein:

(a)           except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of A-PLUS; or (ii) any damage, destruction, or loss to A-PLUS (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of A-PLUS;

(b)           A-PLUS has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent A-PLUS consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of A-PLUS; or (v) issued, delivered, or agreed to issue or deliver to any third party any membership interests, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

(c)           neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which A-PLUS is a party or by which it is bound or to which any of its assets is subject; and

(d)           no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of A-PLUS threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF XODTEC

As an inducement to, and to obtain the reliance of A-PLUS, Xodtec represents and warrants as follows:

3.1        Organization.  Xodtec is a corporation duly organized, validly existing, and in good standing under the laws of the Country of Poland, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Xodtec’s Articles of Incorporation or Bylaws. Xodtec has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Xodtec has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

3.2        Capitalization.  Xodtec’s authorized capitalization consists of _______ (____) shares of stock, of which all are issued and outstanding as of Closing.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

3.3        Absence of Certain Changes or Events.  Except as described herein:

(a)           except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Xodtec; or (ii) any damage, destruction, or loss to Xodtec (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Xodtec;

(b)           Xodtec has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Xodtec consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of Xodtec; or (v) issued, delivered, or agreed to issue or deliver to any third party any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

(c)           neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Xodtec is a party or by which it is bound or to which any of its assets is subject; and

(d)           no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Xodtec threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

3.4        Approval of Agreement.  The Board of Directors of Xodtec (the “Xodtec Board”) and the Xodtec Shareholders have authorized the execution and delivery of this Agreement by Xodtec and have approved this Agreement and the transactions contemplated hereby.

3.5        Ownership of Xodtec Shares.  The Xodtec Shareholders are the only legal and beneficial owners of the Xodtec Shares, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the Xodtec Shareholders have full right, power, and authority to transfer, assign, convey, and deliver the Xodtec Shares; and delivery of such stock upon Closing will convey to A-PLUS good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by Xodtec.

ARTICLE IV
SPECIAL COVENANTS

4.1        Actions of Xodtec Shareholders.  Prior to the Closing, Xodtec shall cause the following actions to be taken by the written consent of the Xodtec Shareholders:

(a)           the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b)           such other actions as the directors of Xodtec may determine are necessary or appropriate.

4.2        Actions of A-PLUS Members.  At or prior to Closing, A-PLUS shall cause the following actions to be taken by the written consent of all the members of A-PLUS:

(a)           the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b)           such other actions as the Managers of A-PLUS may determine are necessary or appropriate.

4.3        Access to Properties and Records.  Xodtec and A-PLUS have each afforded the officers and authorized representatives of the other reasonable access to the properties, books, and records of Xodtec or A-PLUS in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each has furnished the other with such additional financial and operating data and other information as to the business and properties of Xodtec or A-PLUS as the other has reasonably requested.

4.4        Delivery of Books and Records.  Upon Closing, Xodtec shall deliver to A-PLUS, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Xodtec now in the possession or control of Xodtec or its representatives and agents.

4.5        Indemnification.

(a)           A-PLUS hereby agrees to indemnify Xodtec and each of the officers, agents and directors of Xodtec as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II.

(b)           Xodtec hereby agrees to indemnify A-PLUS and each of the officers, agents and directors of A-PLUS as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III.

ARTICLE V
MISCELLANEOUS

5.1        Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada.  Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in New York, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

5.2        Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

5.3        Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.4        Confidentiality. A-PLUS, on the one hand, and Xodtec and the Xodtec Shareholders, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential.  The provisions of this Section 5.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. Xodtec and A-PLUS agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

5.5        Expenses.  Except as otherwise set forth herein, each Party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, all costs and expenses incurred by A-PLUS and Xodtec after the Closing shall be borne by the surviving entity.

5.6        Schedules; Knowledge.  Each Party is presumed to have full knowledge of all information set forth in the information disclosed and delivered by the other Party pursuant to this Agreement.

5.7        Third Party Beneficiaries.  This Agreement is solely between A-PLUS, Xodtec and the Xodtec Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

5.8        Entire Agreement.  This Agreement represents the entire agreement between the Parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

5.9        Survival.  The representations and warranties of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

5.10      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

5.11      Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  This Agreement may only be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly authorized and executed as of the date first above-written.

A-PLUS INTERNATIONAL, LTD.		XODTEC TECHNOLOGY CO., LTD.,

By:	/s/ Su, Yao-Ting	By:	/s/ Yu, Yuan-Ming
Name:	Yao-Ting Su	Name:	Yuan-Ming Yu
Title:	Manager	Title:	General Manager